UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 22, 2013

Keynote Systems, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-27241 (COMMISSION FILE NUMBER)	94-3226488 (I.R.S. EMPLOYER IDENTIFICATION NO.)

777 Mariners Island Boulevard, San Mateo, California

94404

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(650) 403-2400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

At a special meeting of stockholders held on August 21, 2013 (the “Special Meeting”), the stockholders of Keynote Systems, Inc., a Delaware corporation (the “Company”), adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2013, by and among the Company, Hawaii Parent Corp., a Delaware corporation (“Parent”), and Hawaii Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

On August 22, 2013, the Company and Parent filed a certificate of merger with the Secretary of State of the State of Delaware and completed the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are controlled affiliates of Thoma Bravo, LLC.

Pursuant to the Merger, each share of common stock of the Company outstanding as of the effective time of the Merger (other than shares held by (i) Parent or its affiliates, in treasury of the Company or owned by any subsidiary of the Company or (ii) persons who properly exercise appraisal rights under Delaware law and do not effectively withdraw or lose such rights) was automatically converted into the right to receive $20.00 in cash, without any interest and less applicable withholding taxes (the “Merger Consideration”). All such shares of common stock converted into the right to receive the Merger Consideration were automatically cancelled and have ceased to exist, and such holders of common stock have ceased to have any rights as a stockholder of the Company, except the right to receive the Merger Consideration.

Additionally, at the effective time of the Merger, each option to purchase common stock of the Company that was outstanding as of the effective time of the Merger, whether or not then exercisable or vested, was accelerated in full, cancelled and converted into the right to receive the excess, if any, of the Merger Consideration over the exercise price of such option, less applicable withholding taxes.  Each outstanding option that had an exercise price equal to or greater than the Merger Consideration, whether or not then exercisable or vested, was cancelled without the right to receive any cash payment or other consideration.  Each restricted stock unit that was outstanding as of the effective time of the Merger was accelerated in full and cancelled in exchange for the right to receive the Merger Consideration, less applicable withholding taxes.  Restrictions on shares of restricted stock were caused to lapse immediately prior to the Merger, and the shares were subject to the same terms and conditions of the Merger Agreement that are applicable to all other shares of common stock.

The total amount of funds necessary to pay the consideration under the Merger Agreement was approximately $395 million.  Parent utilized funds from equity contributions made by investment funds affiliated with Thoma Bravo, LLC and by Ares Capital Corporation, proceeds from debt financing provided by Ares Capital Corporation and available cash of the Company to pay the aggregate Merger Consideration.

The foregoing is intended only to be a summary of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 the Company’s Current Report on 8-K, filed on June 24, 2013, and which is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, pursuant to a written request submitted by the Company on August 22, 2013, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger and requested that NASDAQ cease trading of the Company’s common stock and suspend the listing of the common stock as of the close of market on August 22, 2013, and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, which will occur ten days after its filing, the Company expects to file a Form 15 with the SEC requesting the deregistration of the common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Items 2.01 and 5.03 are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. The information in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each of the directors of the Company resigned from their directorships of the Company and from all committees of which they were members, and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company.

Pursuant to the terms of the Merger Agreement, each officer of the Company prior to the Merger continued as an officer of the surviving corporation, except that Umang Gupta resigned as the President and Chief Executive Officer of the Company effective as of the Closing.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, the certificate of incorporation of the surviving corporation in the Merger was amended and restated in its entirety to be the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time.  A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub as in effect immediately prior to the effective time became the bylaws of the Company.  A copy of the bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on August 21, 2013. Approval of the Merger Agreements required the affirmative vote of the holders of at least a majority of the shares of the common stock outstanding at the close of business on July 17, 2013 (the “Record Date”) and entitled to vote in accordance with Delaware law.

There were present at the meeting, either in person or by proxy, 15,615,337 shares of Common Stock out of a total of 18,520,947 shares of Common Stock, issued, outstanding and entitled to vote as of the Record Date. This constituted 84.31% of the Company’s outstanding Common Stock entitled to vote at the meeting. The vote results detailed below represent final results as certified by the Inspector of Elections.

1.              Adoption and Approval of the Merger Agreement. To consider and vote on a proposal to adopt and approve the Merger Agreement, and to approve the Merger.  The results are as follows:

For	Against	Abstain/Broker Non-Votes
15,523,451	13,927	77,959

2.              Advisory Approval of Certain Executive Compensation. To approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable to, and related agreements and arrangements of, the Company’s named executive officers that are based upon or otherwise relate to the Merger. The results are as follows:

For	Against	Abstain/Broker Non-Votes
15,353,391	59,207	202,739

3.              Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the Special Meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes properly cast at the time of the meeting to adopt and approve the Merger Agreement and approve the Merger. The results were not tabulated because the vote to adopt and approve the Merger Agreement and the Merger passed.

Item 8.01. Other Events.

On August 22, 2013, the Company issued two press releases in connection with the completion of the Merger, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

                        (d)         Exhibits

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of June 23, 2013, by and among Keynote Systems, Inc., Hawaii Parent Corp. and Hawaii Merger Corp., incorporated by reference to Exhibit 2.1 to the Form 8-K of Keynote Systems, Inc. filed on June 24, 2013

3.1	Amended and Restated Certificate of Incorporation of Keynote Systems, Inc., dated August 22, 2013

3.2	Amended and Restated Bylaws of Keynote Systems, Inc., dated August 22, 2013

99.1	Press Release issued by Keynote Systems, Inc. on August 22, 2013

99.2	Press Release issued by Keynote Systems, Inc. and Thoma Bravo, LLC on August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: August 23, 2013

	By:	/s/ Curtis H. Smith
Name: Curtis H. Smith
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of June 23, 2013, by and among Keynote Systems, Inc., Hawaii Parent Corp. and Hawaii Merger Corp., incorporated by reference to Exhibit 2.1 to the Form 8-K of Keynote Systems, Inc. filed on June 24, 2013

3.1	Amended and Restated Certificate of Incorporation of Keynote Systems, Inc., dated August 22, 2013

3.2	Amended and Restated Bylaws of Keynote Systems, Inc., dated August 22, 2013

99.1	Press Release issued by Keynote Systems, Inc. on August 22, 2013

99.2	Press Release issued by Keynote Systems, Inc. and Thoma Bravo, LLC on August 22, 2013